Exhibit 99.1

SEPARATION AND CONSULTING AGREEMENT

This Agreement (“Agreement”) is entered into as of this 25th day of January 2010, between Richard J. McCready (the “Executive”) and NorthStar Realty Finance Corp. (the “Company”), on its own behalf and on behalf of its parents, subsidiaries and affiliates and their respective predecessors, successors and assigns.

WHEREAS, the Company and the Executive (collectively referred to as the “Parties”) are parties to an Executive Employment and Non-Competition Agreement dated as of October 4, 2007 (the “Employment Agreement”); and

WHEREAS, Executive and the Company have agreed upon the terms pursuant to which Executive’s employment with the Company ended effective as of January 19, 2010 (the “Separation Date”) and Executive has resigned from all positions with the Company, and all of its respective directly and indirectly owned subsidiaries and affiliates, including all employment, officer and board of directors and other positions; and

WHEREAS, the Company and the Executive have agreed upon and wish to confirm the various arrangements relating to the Executive’s departure from the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the Parties agree as follows:

Separation Date; Payments and Other Consideration

1.             The Executive’s employment with the Company ceased effective January 19, 2010, and all positions held by the Executive with the Company, its parents, subsidiaries and affiliates also ceased as of that day (the “Separation Date”).

2.             The Company will pay Executive (i) the Executive’s base salary through the Separation Date to the extent not theretofore paid;  and (ii) any amounts owing to the Executive for reimbursement of expenses properly incurred by the Executive prior to the Separation Date and which are reimbursable in accordance with the Employment Agreement.  The Company shall provide the Executive with the consideration described below, subject to the conditions set forth below.  The consideration to be provided is in place of, and not in addition to, payments, benefits or other consideration the Executive would be entitled to under the Employment Agreement, the Company’s Executive Incentive Bonus Plan (“Bonus Plan”) or pursuant to any policy or practice of the Company.

(a)           By the later of the effective date of this agreement or thirty (30) days after the Separation Date, the Company shall pay the Executive $3,500,000 in a lump sum.  The payment shall be in satisfaction of, among other things, all amounts provided for in Sections 6(c)(i) and (ii) of the Employment Agreement and the Bonus Plan.  The payment made pursuant to this Agreement shall be reduced by any and all applicable payroll deductions including, but not limited to, federal, state and local tax withholdings.

(b)           The health benefits provided to the Executive pursuant to Section 2(g) of the Employment Agreement shall continue until the earlier of (x) the one year anniversary of the conclusion of the Consulting Period (provided in addition that, to the extent that as of the one year anniversary and beyond the Executive is not entitled to receive similar health benefits from another person or entity, he may continue the health benefits at his cost for an additional five months after the one year anniversary) or (y) the date upon which the Executive becomes entitled to receive similar health benefits from another person or entity.  The Executive agrees to notify the Company immediately upon receipt of such similar health benefits; and

(c)           All restricted LTIP units issued to Executive by the Company, which are identified on Schedule I to this Agreement, shall fully vest on the Separation Date, to the extent not vested as of the Separation Date.  Except as specifically described above, the terms and conditions of all equity award agreements and any firm benefit plan will remain in full force and effect.

(d)           Executive shall be entitled to keep his current laptop computer, his home desktop computer and accessory equipment, and his cell phone.

3.             The parties to this Agreement agree that nothing in this Agreement is an admission by any party hereto of any wrongdoing, either in violation of an applicable law or otherwise, and that nothing in this Agreement is to be construed as such by any person.

4.             This Agreement is being entered into solely for the purpose of amicably resolving all matters of any kind whatsoever between the Executive and the Company.

5.             The Company shall engage the Executive as a consultant for the period February 1, 2010 through July 31, 2010 (“Consulting Period”), to assist the Company in such matters as may be reasonably requested from time to time by the Company’s executive officers, for a semi-monthly fee equal to $20,833.33, less federal, state and local tax withholdings.  The Company shall reimburse the Executive for all reasonable, ordinary and necessary expenses incurred by the Executive in connection with his performance of services hereunder to the extent requested by an executive officer of the Company, provided that all such expenses are in accordance with the Company’s policies applicable to similar expenses incurred by its executive management employees.  Notwithstanding the foregoing, the parties acknowledge and agree that the Company shall have the option to terminate the consulting arrangement on or after such time as Executive obtains other substantially full-time employment and shall not be required to make any further payments following such termination.

6.             During the Consulting Period, the Company shall provide the Executive with access to the Executive’s current office, use of the services of the Executive’s administrative assistant, continued access and use of the Executive’s current office phone number and his current email address and other appropriate support services and facilities that are reasonably required by the Executive in connection with his performance of services hereunder.  The Company may end Executive’s access to the office and use of the services immediately set forth above, if in the Company’s reasonable judgment it is in the Company’s business interest to do so.  The Company shall also continue to provide and pay for Executive’s current Bloomberg service and current cell phone and cell phone service during the Consulting Period.  At the termination of the Consulting Period, the Company hereby agrees that Executive may keep his current cell phone and mobile telephone number after transferring service to the

Executive’s personal account.  The Executive shall not ordinarily be required to perform the services contemplated herein at any particular time or place and may chose to provide the services by telephone or conference call, unless the Company requires otherwise.  The parties acknowledge and agree that the Executive’s fulfillment of his obligations to the Company hereunder will not require the Executive’s full business time and that he may accept other employment or engagements and may participate in any other activities without obtaining the Company’s approval thereof.

7.             The respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

8.             Except as specifically described above, the terms and conditions of all equity award agreements and any firm benefit plan will remain in full force and effect.

9.             The Executive expressly understands and agrees that the consideration received by him pursuant to this Agreement shall be in lieu of any and all other amounts to which the Executive might be, is now or may become entitled from the Company and, without limiting the generality of the foregoing, the Executive hereby expressly waives any right or claim that he may have or assert to payment for back pay, front pay, interest, bonuses, severance, damages, accrued vacation, accrued sick leave, medical, dental, optical or hospitalization benefits, pension plan contributions, 401(k) plan contributions, education benefits, life insurance benefits, compensatory time, outplacement, severance pay and/or attorneys’ fees.

10.           By entering into this Agreement, the Company does not admit and specifically denies, any liability, wrongdoing or violation of any law, statute, regulation or policy, and it is expressly understood and agreed that this Agreement is being entered into solely for the purpose of amicably resolving all matters of any kind whatsoever between the Executive and the Company.

11.           The Executive hereby represents that he has not filed any action, complaint, charge, grievance or arbitration against the Company, and covenants and agrees not to file any action, complaint or arbitration or commence any other judicial or arbitral proceedings against the Company with respect to events occurring prior to the termination of his employment with the Company.

Waivers and Releases

12.           In consideration of the payments made by the Company, as well as its other undertakings delineated in this Agreement, Richard J. McCready agrees to release and hold harmless NorthStar Realty Finance Corp. and its affiliates and their respective subsidiaries, affiliates, employees, former employees, officers, directors, agents, representatives, successors and assigns (collectively referred to in this Agreement as “Releasees”) from any and all claims, demands or causes of action of whatever nature, whether known or unknown, which he has or may have against Releasees arising out of any events which have occurred up to the date of this Agreement (except for any claim to enforce the terms of this Agreement and any claims for indemnification resulting from third party claims related to the Executive’s employment with the Company), including, but not limited to:  (1) any claim in contract or tort, including, but not limited to claims for wrongful discharge, infliction of emotional distress, invasion of privacy or defamation;  (2) any and all claims for breach of an express or implied contract; (3) any and all claims for unlawful discrimination (including but not limited to claims based on race, sex, sexual orientation, marital status, religion, creed, age, handicap, disability, national origin, ethnic heritage, ancestry, veteran status, genetic predisposition or carrier status, retaliation or any other protected classification) under any federal, state or local statute or ordinance; (4) any and all claims for wages or other compensation or benefits; (5) any and all claims arising out of the Executive’s employment or the termination of his employment; (6) the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., (including but not limited to the Older Worker’s Benefit Protection Act) and (7) any and all claims for compensatory or punitive damages, interest, costs or attorney’s fees.  For purposes of the Age Discrimination in Employment Act only, the above release does not release claims which arise after the execution of this Agreement.

13.           The Company has advised the Executive to consult with an attorney of the Executive’s choosing prior to signing this Agreement and the Executive has done so.  The Company hereby agrees to directly pay Executive’s reasonable attorneys fees incurred in connection with the negotiation and execution of this Agreement, up to a maximum amount of $10,000, and upon presentation of an invoice evidencing such fees.  The Executive understands and agrees that he has the right and has been given the opportunity to review this Agreement and, specifically, the release in this Agreement, with an attorney of his choice should he so desire.  The Executive also agrees that he is under no obligation to consent to the release set forth in this Agreement, and that he has entered into this Agreement freely, knowingly and voluntarily.

14.           The Executive acknowledges that he has been given twenty-one (21) days to consider this Agreement and the release set forth therein (the “Consideration Period”).  The Executive understands that he may use as much or as little of this period as he chooses.  Additionally, this Agreement shall not become effective until seven (7) calendar days after the date of execution and delivery by the Executive of a signed Agreement to Albert Tylis, Executive Vice President & General Counsel, NorthStar Realty Finance Corp., 399 Park Avenue, New York, NY 10022 (“Effective Date”).  During this seven (7) day period, the Executive may revoke the Agreement (the “Revocation Period”).  Revocation must be made by delivery of written notice of revocation to Albert Tylis at the address indicated above prior to the end of the Revocation Period.  Upon expiration of the seven (7) day period without revocation by the Executive this Agreement shall become final and binding.

15.           In consideration of the foregoing release and the Executive’s other undertakings contained in this Agreement, NorthStar Realty Finance Corp. and its subsidiaries, successors and assigns (the “NorthStar Parties”), voluntarily, knowingly and willingly release and forever discharge the Executive from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever which against the Executive or the Executive’s executors, administrators, successors or assigns such NorthStar Parties ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever arising prior to the time the Executive signs this Agreement; provided, however, that this release shall not extend to any fraud committed or engaged in by the Executive against or involving the Company or to any acts that are not known by any of the current directors or executive officers, other than the Executive, of the Company. This release includes, but is not limited to, any rights or claims relating in any way to the Executive’s employment relationship with the Company, or the termination thereof, or under any statute, regulation, or common law, or any federal, state or local law, or under any policy, agreement, understanding or promise, written or oral, formal or informal between the Executive and any NorthStar Party.  By signing this Agreement the NorthStar Parties are not releasing any claim arising after the date hereof that they may have relating to the Executive’s failure to observe and perform any of the Executive’s obligations under this Agreement, or under the surviving provisions of the Employment Agreement.

Non-disparagement

16.           The Executive agrees that he will not disparage or defame the Company, any of its current or former officers, directors, employees, partners, members or other affiliates.  The Company agrees that it will direct its directors and executive officers not to disparage or defame the Executive.

Confidentiality and Cooperation

17.           The Executive acknowledges and agrees that in the course of his employment with the Company he has acquired proprietary company information and he has signed and remains bound by the terms of certain non-disclosure and non-solicitation agreement(s), including Sections 3(b) and 8 of the Employment Agreement, which shall remain in full force and effect in accordance with their respective terms.  The Executive further agrees to cooperate, at no additional compensation or fee, with the Company following the Termination Date, including in connection with any matters relating to the transition of his duties to others, any matters that he may have worked on during his employment and any legal action or claim by any current or former employee of the Company.  The Executive further agrees to return all Company business records and all documents relating to the Company’s business the Executive received while in the Company’s employ, including email.

18.           Nothing in this Agreement shall prevent or prohibit the Parties from responding to an order, subpoena, other legal process or regulatory inquiry directed to them or from providing truthful information to or making a filing with a governmental or regulatory body.  Each party agrees that upon learning of any order, subpoena or other legal process seeking information that would otherwise be prohibited from disclosure under this Agreement, such party will promptly notify the other party, in writing, in the case of the Company to the Company’s general counsel.

19.           The Executive understands that the provisions of this Agreement shall not be construed to prevent him from filing a charge with the Equal Employment Opportunity Commission or a comparable state or local agency, only to the extent he is permitted to do so by law, notwithstanding the provisions of this Agreement to the contrary.  However, the Executive expressly waives and disclaims any right to compensation or other benefit which may inure to him as a result of any such charge and he agrees to provide any such benefit or pay any such compensation directly to the Company.

20.           The Executive expressly agrees that it is possible that unknown losses or claims exist or that present losses may have been underestimated in amount or severity, and he has taken this into account in determining the amount of consideration to be paid in exchange for this Agreement and a portion of the consideration and the mutual covenants were given in exchange for a full satisfaction and discharge of all such claims.

21.           The Parties intend for this Agreement to satisfy the provisions of the Age Discrimination in Employment Act of 1967, as amended, and this Agreement shall always be construed or limited in conformity with such provisions.

Entire Agreement

22.           This Agreement contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations, and undertakings, whether written or oral, between the Parties with respect thereto, including the terms of the Employment Agreement, except that the provisions of the following Sections of the Employment Agreement remain in full force and effect and are incorporated herein:  Section 2(f) (Indemnification), Section 3(b) (Confidential Information), Section 4(h), Section 7(a) (Prohibited Activities — Non-Solicitation and Business Relationships), Section 8 (Confidentiality), Section 14 (Dispute Resolution) and Section 15 (Section 409A).  The Company agrees in particular that the terms of Section 7(b) of the Employment Agreement (Prohibited Activities — Non-Competition are terminated.  This Agreement may not be modified or amended except by a writing signed by the Parties.

Severability

23.           In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law; provided, however, that if any court were to find that the waiver and release of claims by the Executive set forth herein is unlawful or unenforceable, or was not entered into knowingly and voluntarily, the Executive agrees, at the Company’s option, either to return the consideration provided for in paragraph 2 herein or to execute a waiver and release in a form satisfactory to the Company that is lawful and enforceable.

Survivorship

24.           The respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

Governing Law and Disputes

25.           This Agreement shall be governed by the laws of the State of New York, without giving effect to conflict of law principles.

Headings

26.           The headings of paragraphs contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

Counterparts

27.           This Agreement may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

/s/ Richard J. McCready
Richard J. McCready

NorthStar Realty Finance Corp.

By:	/s/ David T. Hamamoto
David T. Hamamoto
Chairman and Chief Executive Officer

Schedule I

Schedule I

LTIP Awards
2.5% PLAN:
50,280

Total:	50,280

5% Plan
Date of Grant:
10/29/2004	56,754
1/23/06	29,346
1/17/2007	72,816
10/4/2007	187,441
1/16/2008	116,959
Total:	463,316

Grand Total:	513,596